Exhibit 32.1

Section 1350 Certification

In connection with the quarterly report of Patio Bahia, Inc. (the "Company") on Form 10-Q for the period ended June 30, 2010 as filed with the Securities and Exchange Commission (the "Report"), I, Jeannot McCarthy, President of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 14, 2010	By:	/s/ Jeannot McCarthy
Jeannot McCarthy, President, Chief Financial Officer, principal executive officer and principal financial and accounting officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.